                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HBO & COMPANY
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1996

To the Stockholders of HBO & Company:

    Notice is hereby given that the Annual Meeting of Stockholders of HBO & Company will be held on Tuesday, May 14, 1996, at 9:00 A.M., local time, at the offices of the Company at 301 Perimeter Center North, Atlanta, Georgia 30346, for the following purposes:

    1. To elect a Board of Directors consisting of nine members to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

    2. To approve the Amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.05 per share, from 60,000,000 to 250,000,000.

    3. To approve the Amendment to the HBO & Company 1993 Stock Option Plan for Nonemployee Directors to provide an initial grant of options to purchase 12,500 shares of Common Stock to newly elected Directors.

    4. To approve the Amendment to the HBO & Company 1990 Executive Incentive Plan to increase the number of shares available for awards thereunder by an additional 1,500,000 shares of Common Stock.

    5. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1996.

    6. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    Only stockholders of record at the close of business on March 29, 1996, shall be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Whether or not you plan to attend the meeting in person, please sign, date and mail your proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By order of the Board of Directors,

                                          James A. Gilbert
                                          SECRETARY

April 3, 1996

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346

                                PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of HBO & Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held on May 14, 1996. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 3, 1996.

    Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by executing a later dated proxy. All shares represented by effective proxies will be voted as specified therein, or, if no direction is indicated, they will be voted in favor of each of the proposals set forth in the notice attached hereto, all of which are more fully described herein.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors and except that the proposed amendment to the Certificate of Incorporation requires approval by the holders of a majority of the outstanding Common Stock. Abstentions and broker "nonvotes" will be counted as present in determining whether the quorum requirement is satisfied. A broker "nonvote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For", "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal except with respect to the election of Directors, in which case abstentions will have no effect. Broker "nonvotes" are not counted for purposes of determining whether a proposal has been approved.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, Directors, officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview, but will not be compensated for such solicitation. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $9,000 plus expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals, and the Company will, upon request, reimburse them for the reasonable expense of doing so. Only stockholders of record as of March 29, 1996, are entitled to vote at the meeting. The number of shares of Common Stock outstanding and entitled to vote as of March 29, 1996, was 40,356,174. Each share is entitled to one vote.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company currently provide that the Board of Directors shall consist of not less than three nor more than fifteen Directors, subject to increase or decrease in such number within legal limits by action of the Board of Directors or the stockholders. There are presently nine Directors. Directors shall be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

    In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will proxies be voted for more than nine nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected. All of the nominees are currently Directors of the Company.

    The following sets forth as of March 1, 1996, certain biographical information and business experience for the past five years for each of the nominees:

ALFRED C. ECKERT III         Mr.  Eckert, age 47, has  been President of Greenwich Street
                             Capital Partners,  Inc., a  private investment  firm,  since
                             January 1994 and has been a Principal of Greycliff Partners, a  private investment  firm, since  December 1991.  He was a
                             Partner of Goldman,  Sachs & Co.,  investment bankers,  from
                             December  1984 to November 1991. Mr. Eckert is a Director of
                             Georgia Gulf  Corporation. He  has been  a Director  of  the
                             Company since 1990.
HOLCOMBE T. GREEN, JR.       Mr. Green, age 56, is the Chairman of the Board of Directors
                             of  the Company and has been a Director of the Company since
                             1987. He  served  in the  capacity  of President  and  Chief
                             Executive  Officer  of  the  Company  from  January  1990 to
                             January 1991. Mr. Green has served as the Chairman and Chief
                             Executive Officer  of  WestPoint  Stevens  Inc.,  a  textile manufacturing  company,  since October  1992. Mr.  Green has been the  Principal  of  Green Capital  Investors,  L.P.,  a private  investment fund, since  October 1987. He  is also a
                             Director of Georgia Gulf Corporation, Rhodes, Inc., A.D.A.M.
                             Software, Inc. and American Buildings Company.
PHILIP A. INCARNATI          Mr.  Incarnati,  age  42,  has  been  President  and   Chief
                             Executive  Officer  of  McLaren Health  Care  Corporation, a
                             fully-integrated  healthcare  delivery  system,  since  June
                             1989. He has been a Director of the Company since 1995.
ALTON F. IRBY III            Mr. Irby, age 55, has been a Principal of J O Hambro Magan &
                             Co.,  investment  bankers,  since March  1988  and  has also served as Deputy  Chairman since  March 1994.  Mr. Irby  has been a Director of the Company since 1990.

GERALD E. MAYO               Mr.  Mayo, age 63,  has served as  Chairman and President of
                             Midland Financial Services,  Inc., the  holding company  for
                             The Midland Life Insurance Company which is the successor to
                             The  Midland Mutual Life Insurance Company, a life insurance and annuities company, since December 1994. Mr. Mayo  served the  predecessor company in similar capacities for over five years. Mr. Mayo is a Director of Huntington BancShares Inc.,
                             The Columbia Gas System, Inc. and Borror Corporation. He has
                             been a Director of the Company since 1991.
CHARLES W. MCCALL            Mr. McCall,  age 51,  has  been President,  Chief  Executive
                             Officer  and a Director  of the Company  since January 1991.
                             From 1985 until joining the Company, he served as  President and  Chief Executive Officer of CompuServe, Inc., a computer services and communications  company. Mr. McCall  is also  a
                             Director  of EIS  International, Inc.  and WestPoint Stevens
                             Inc.
JAMES V. NAPIER              Mr. Napier, age 59, has served as the Chairman of the  Board of  Directors of Scientific-Atlanta,  Inc., a communications equipment manufacturer, since  November 1992  and served  as
                             Acting  Chief Executive  Officer from December  1992 to July
                             1993. From June 1988  to October 1992,  he was Chairman  and
                             President of Commercial Telephone Group, a telecommunication products  company. Mr.  Napier has  been a  private investor since August 1987.  Mr. Napier  is a  Director of  Engelhard
                             Corporation,   Intelligent   Systems   Corporation,   Vulcan
                             Materials Corporation,  Personnel  Group of  America,  Inc.,
                             Westinghouse  Air Brake Company and Rhodes, Inc. He has been a Director of the Company since 1981.
CHARLES E. THOELE            Mr. Thoele,  age 60,  has been  a Consultant  to Sisters  of
                             Mercy  Health Systems,  a not for  profit healthcare system, since February  1991. From  July 1986  to January  1991,  he served  as  the Chief  Operating Officer  and a  Director of
                             Sisters of  Mercy  Health  Systems. Mr.  Thoele  is  also  a
                             Director  of Transcend Services, Inc. He has been a Director of the Company since 1989.

DONALD C. WEGMILLER          Mr.  Wegmiller,  age  57,  has  been  President  and   Chief
                             Executive Officer of Management Compensation
                             Group/HealthCare  Compensation,  an executive  and physician compensation consulting firm, since April 1993. He was  Vice
                             Chairman   and  President   of  HealthSpan   Health  Systems
                             Corporation ("HealthSpan") from November 1992 to April 1993.
                             From May 1987 to November  1992, he was President and  Chief
                             Executive  Officer of  Health One  Corporation, a healthcare services company that merged with HealthSpan. Mr.  Wegmiller is  a  Director  of  Medical  Graphics  Corporation,  Possis
                             Medical Corporation,  Minnesota Power  & Light  Company  and
                             LifeRate Systems, Inc. He has been a Director of the Company since 1988.

    During 1995, the Board of Directors held four meetings. The Company has an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee. The Audit Committee, comprised of Messrs. Incarnati (as of November 14, 1995), Mayo, Napier, and Wegmiller, is responsible for recommending to the Board of Directors the independent public accountants to be retained for the year. The Audit Committee met twice during 1995 with the independent auditors and the Company's management to review internal accounting controls, audit plans and results, and accounting principles and practices. The Stock Option and Compensation Committee, comprised of Messrs. Eckert, Irby and Thoele, met twice during 1995. The Stock Option and Compensation Committee makes recommendations to the Board of Directors concerning the compensation to be paid to all executive officers and Directors and administers the Company's stock option plans. During 1995, the Executive Committee, which acts in the absence of the Board of Directors, held no meetings. The members are Messrs. Green, McCall and Napier. The Company has designated a Nominating Committee composed of Messrs. Green, McCall and Napier. The Nominating Committee will have the responsibility to make recommendations for Board membership, rotation and retirement and will serve as the committee responsible for the Board's policy and corporate governance matters. Inasmuch as the Nominating Committee has not yet met, no procedures regarding recommendations of nominees by stockholders to such committee have yet been adopted. The Company has no other standing committees. During 1995, no member of the Board of Directors attended fewer than 75% of the total of the meetings of the Board of Directors and the committees of which he was a member.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           EACH OF THE ABOVE NOMINEES

                           COMPENSATION OF DIRECTORS

    During 1995, Directors who were not officers of the Company received a retainer of $5,000 per quarter and $1,000 for each Board and/or committee meeting attended, with the exception of the Chairman, Mr. Green, who received $11,000 per quarter plus $1,000 for each Board meeting attended. In addition, nonemployee Directors received annual grants of options to purchase 5,000 shares of Common Stock upon re-election. During 1995, no fees were paid to any Director who was employed by the Company. Officers are appointed by and serve at the pleasure of the Board of Directors. No Director or officer is related to any other Director or officer of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 1, 1996, certain information with respect to all stockholders known to the Company to beneficially own more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by each Director of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and all Directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                      AMOUNT AND NATURE
                 NAME AND ADDRESS                       OF BENEFICIAL         PERCENT
               OF BENEFICIAL OWNER                        OWNERSHIP           OF CLASS
- - --------------------------------------------------  ----------------------  ------------
American Express Financial
  Corporation                                             2,517,807(1)            6.25%
IDS Tower 10
Minneapolis, Minnesota 55440
FMR Corp.                                                 2,583,250(2)            6.42%
82 Devonshire Street
Boston, Massachusetts 02109
Putnam Investments, Inc.                                  2,598,068(3)            6.45%
One Post Office Square
Boston, Massachusetts 02109
Alfred C. Eckert III                                         10,000(4)           *
Holcombe T. Green, Jr.                                      614,430(5)            1.53%
Philip A. Incarnati                                          -0-                 *
Alton F. Irby III                                            10,000(4)           *
Gerald E. Mayo                                               36,000(4)           *
Charles W. McCall                                           683,251(6)             1.7%
James V. Napier                                              29,544(7)           *
Charles E. Thoele                                             6,000(8)           *
Donald C. Wegmiller                                           5,000(4)           *
Jay P. Gilbertson                                            18,378(9)           *
James A. Gilbert                                             37,908(10)          *
Albert J. Bergonzi                                            7,023(11)          *
Russell G. Overton                                           10,734(12)          *

                                                      AMOUNT AND NATURE
                 NAME AND ADDRESS                       OF BENEFICIAL         PERCENT
               OF BENEFICIAL OWNER                        OWNERSHIP           OF CLASS
- - --------------------------------------------------  ----------------------  ------------
ADDITIONAL PERSONS WHO SERVED AS EXECUTIVE OFFICERS THROUGH MAY, 1995
Glenn N. Rosenkoetter                                         8,793(13)          *
David A. Schenk                                               7,670(14)          *
All Directors and Executive Officers as a Group
  (15 persons)                                            1,484,731                3.7%

- - ------------------------
*   Less than 1%

(1) According to the joint Schedule 13G as of December 31, 1995, of American Express Company ("AEC") and American Express Financial Corporation ("AEFC"), each of AEC and AEFC has shared voting power with respect to 1,061,907 shares and has shared dispositive power with respect to 2,517,807 shares. Neither has sole voting nor sole dispositive power with respect to such shares. AEC, the parent holding company of AEFC, disclaims beneficial ownership of all such shares.

(2) According to the Schedule 13G as of December 31, 1995, of FMR Corp. ("FMR"), FMR has sole dispositive power with respect to all of such shares and sole voting power with respect to 249,850 shares.

(3) According to the joint Schedule 13G as of December 31, 1995, of Putnam Investments, Inc, ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 267,650 and 388,500 of such shares, PIM has shared dispositive power with respect to 2,209,568 of such shares and PI has shared voting and shared dispositive power with respect to 267,650 and 2,598,068 of such shares.

(4) Represents shares that may be acquired through the exercise of presently exercisable stock options.

(5) Includes 215,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 5,730 shares held in an IRA for the benefit of Mr. Green; 331,650 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 62,050 shares held by HTG Corp. which is wholly owned by Mr. Green.

(6) Includes 569,333 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 15,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 5,000 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 18,000 shares that may be acquired through the exercise of presently exercisable stock options.

(10)Includes 750 shares owned by Mr. Gilbert's son and 6,000 shares that Mr. Gilbert may acquire through the exercise of presently exercisable stock options.

(11)Includes 6,200 shares that may be acquired through the exercise of presently exercisable stock options.

(12)Includes 10,000 shares that may be acquired through the exercise of presently exercisable stock options.

(13)Includes 6,000 shares that may be acquired through the exercise of presently exercisable stock options.

(14)Includes 7,200 shares that may be acquired through the exercise of presently exercisable stock options.

    The Company believes all stock transaction reports for 1995 required to be filed with the Securities and Exchange Commission were timely filed by officers and Directors of the Company, except for one report of a single transaction for Mr. Napier that was filed four days late.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following tables set forth certain information as to the Chief Executive Officer, the four most highly compensated executive officers of the Company at December 31, 1995, and two additional persons who served as executive officers through May, 1995 whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                         LONG-TERM COMPENSATION
                                                      -----------------------------
                                                                 AWARDS
                                                      -----------------------------
                                                      RESTRICTED
                           ANNUAL COMPENSATION          STOCK         SECURITIES         ALL OTHER
NAME AND PRINCIPAL     ----------------------------     AWARDS        UNDERLYING        COMPENSATION
 POSITION              YEAR  SALARY ($)   BONUS ($)     ($)(1)     OPTIONS/SARS (#)         ($)
- - ---------------------  ----  ----------   ---------   ----------   ----------------   ----------------
Charles W. McCall      1995     520,833     669,375     118,125        100,000            34,537(2)
 President and Chief   1994     491,667     637,532     112,468        100,000            38,206
 Executive Officer     1993     400,000     340,037      60,125                           29,435

Jay P. Gilbertson      1995     175,110      85,680      15,120         90,000             4,500(3)
 Senior Vice           1994     145,833      57,383      10,116         20,000             4,500
 President - Finance   1993     100,000      48,920       8,580         40,000             3,849
 and Chief Financial
 Officer

                                                         LONG-TERM COMPENSATION
                                                      -----------------------------
                                                                 AWARDS
                                                      -----------------------------
                                                      RESTRICTED
                           ANNUAL COMPENSATION          STOCK         SECURITIES         ALL OTHER
NAME AND PRINCIPAL     ----------------------------     AWARDS        UNDERLYING        COMPENSATION
 POSITION              YEAR  SALARY ($)   BONUS ($)     ($)(1)     OPTIONS/SARS (#)         ($)
- - ---------------------  ----  ----------   ---------   ----------   ----------------   ----------------
James A. Gilbert       1995     179,885      80,325      14,175         35,000             9,054(4)
 Senior Vice           1994     174,417      89,251      15,749         10,000             9,703
 President - HIS       1993     168,000      55,142       9,719                           10,998
 Products, General
 Counsel and
 Secretary

Albert J. Bergonzi     1995     156,938      81,845      14,443        105,000             8,833(5)
 Executive Vice        1994     N/A
 President - Sales,    1993     N/A
 Pathways 2000
 Development

Russell G. Overton     1995     158,333      65,280      11,520         10,000             7,302(6)
 Senior Vice           1994     148,833      53,564       9,435         20,000             6,981
 President - Business  1993     136,000      49,345       8,673                            7,563
 Development

ADDITIONAL PERSONS WHO SERVED AS EXECUTIVE OFFICERS THROUGH MAY, 1995

Glenn N. Rosenkoetter  1995     178,333      82,620      14,580         10,000             6,706(7)
 Senior Vice           1994     169,167      79,904      14,099         10,000             6,731
 President -           1993     160,000      52,989       9,347         20,000             9,012
 Strategic Business
 Units

David A. Schenk        1995     168,333      62,475      11,025         35,000            10,368(8)
 Senior Vice           1994     N/A
 President - Connect   1993     N/A
 Technology and
 Outsourcing

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The dollar value of restricted stock awards for 1995 is calculated by multiplying $88.25, the closing market price of the Company's Common Stock on The Nasdaq Stock Market on February 13, 1996, the date of the grant, by the number of shares awarded, including 1,338, 171, 160, 163, 130, 165 and 124 shares of restricted stock for Messrs. McCall, Gilbertson, Gilbert, Bergonzi, Overton, Rosenkoetter and Schenk, respectively. Such restricted stock will vest fully in two years. Dividends will be paid in accordance with regular quarterly dividends to stockholders of record. The foregoing stock awards are contingent upon stockholder approval of the proposal to increase the number of shares available under the HBO & Company 1990 Executive Incentive Plan. The aggregate number of shares of restricted stock held by Messrs. McCall, Gilbertson, Gilbert, Bergonzi, Overton, Rosenkoetter and Schenk is 7,059, 823, 1,017, 163, 767, 960 and 124, respectively, and the value of such shares on the date of grant (based upon the closing market price of the Company's Common Stock) was $290,718, $33,816, $39,643, $14,443, $29,628, $38,026 and $11,025, respectively.

(2) Represents $12,365 annual premium paid by the Company on $1,000,000 term life insurance policy; $4,500 in contributions by the Company to the HBO & Company Profit Sharing and Savings Plan, a defined contribution plan (the "Profit Sharing Plan"); and $15,937 in contributions by the Company to the HBO & Company Key Employee Supplemental Retirement Plan, a defined contribution nonqualified plan ("SERP"), as well as $1,735 in interest under the SERP.

(3) Represents  $4,500 in  contributions by  the Company  to the  Profit Sharing
    Plan.

(4) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $4,099 in contributions by the Company to the SERP, as well as $455 in interest under the SERP.

(5) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $3,923 in contributions by the Company to the SERP, as well as $410 in interest under the SERP.

(6) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $2,527 in contributions by the Company to the SERP, as well as $275 in interest under the SERP.

(7) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $1,998 in contributions by the Company to the SERP, as well as $208 in interest under the SERP.

(8) Represents $4,500 in contributions by the Company to the Profit Sharing Plan and $5,340 in contributions by the Company to the SERP, as well as $528 in interest under the SERP.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                           ------------------------------------
                                          % OF TOTAL
                                           OPTIONS/
                            NUMBER OF        SARS
                            SECURITIES    GRANTED TO   EXERCISE
                            UNDERLYING    EMPLOYEES    OR BASE                  GRANT DATE
                           OPTIONS/SARS   IN FISCAL     PRICE     EXPIRATION   PRESENT VALUE
          NAME             GRANTED (#)       YEAR       ($/SH)       DATE          $(7)
- - -------------------------  ------------   ----------   --------   ----------  ---------------
Charles W. McCall (1)       100,000          10.05%      75.00    11-14-2005     5,206,600
                                                                              ---------------
                                                                              ---------------
Jay P. Gilbertson (2)        50,000           9.04%      35.875    2-14-2005     1,248,000
                             40,000                      75.00    11-14-2005     2,082,640
                                                                              ---------------
                                                                                 3,330,640
                                                                              ---------------
                                                                              ---------------
James A. Gilbert (3)         10,000           3.52%      35.875    2-14-2005       249,600
                             25,000                      75.00    11-14-2005     1,301,650
                                                                              ---------------
                                                                                 1,551,250
                                                                              ---------------
                                                                              ---------------
Albert J. Bergonzi (4)       15,000          10.55%      35.875    2-14-2005       374,400
                             50,000                      44.625     5-9-2005     1,547,200
                             40,000                      75.00    11-14-2005     2,082,640
                                                                              ---------------
                                                                                 4,004,240
                                                                              ---------------
                                                                              ---------------
Russell G. Overton (5)       10,000           1.00%      35.875    2-14-2005       249,600
                                                                              ---------------
                                                                              ---------------
ADDITIONAL PERSONS WHO SERVED AS EXECUTIVE OFFICERS THROUGH MAY, 1995
Glenn N. Rosenkoetter (5)    10,000           1.00%      35.875    2-14-2005       249,600
                                                                              ---------------
                                                                              ---------------
David A. Schenk (6)          15,000           3.52%      35.875    2-14-2005       347,400
                             20,000                      75.00    11-14-2005     1,041,320
                                                                              ---------------
                                                                                 1,415,720
                                                                              ---------------
                                                                              ---------------

- - ------------------------

(1) Option for 100,000 shares becomes exercisable in increments of 20,000 shares on November 14, 1996 through 2000.

(2) Option for 50,000 shares becomes exercisable in increments of 10,000 shares on February 14, 1996 through 2000. Option for 40,000 shares becomes exercisable in increments of 8,000 shares on November 14, 1996 through 2000.

(3) Option for 10,000 shares becomes exercisable in increments of 2,000 shares on February 14, 1996 through 2000. Option for 25,000 shares becomes exercisable in increments of 5,000 shares on November 14, 1996 through 2000.

(4) Option for 15,000 shares becomes exercisable in increments of 3,000 shares on February 14, 1996 through 2000. Option for 50,000 shares becomes exercisable in increments of 10,000 shares on May 9, 1996 through 2000. Option for 40,000 shares becomes exercisable in increments of 8,000 shares on November 14, 1996 through 2000.

(5) Option for 10,000 shares becomes exercisable in increments of 2,000 shares on February 14, 1996 through 2000.

(6) Option for 15,000 shares becomes exercisable in increments of 3,000 shares on February 14, 1996 through 2000. Option for 20,000 shares becomes exercisable in increments of 4,000 shares on November 14, 1996 through 2000.

(7) The present value was calculated using the Black-Scholes methodology. The Company's future stock performance will not necessarily be consistent with such valuation. The assumptions used to determine the value are as follows:

                                                                                     ALBERT   RUSSELL
                                                    CHARLES W.   JAY P.   JAMES A.     J.        G.       GLENN N.      DAVID A.
                                                      MCCALL    GILBERTSON GILBERT  BERGONZI  OVERTON   ROSENKOETTER     SCHENK
                                                    ----------  --------  --------  --------  --------  ------------   ----------
Fair Market Value On Grant Date                     $   75.00   $35.875   $ 35.875  $ 35.875  $35.875     $ 35.875      $  35.875
                                                                $ 75.00   $  75.00  $ 44.625                            $   75.00
                                                                                    $  75.00
Exercise Dates                                          *          *         *         *         *          *              *
Risk-Free Rate (10-Year U.S. Treasury Strip as of       6.10%     7.50%      7.50%     7.50%    7.50%        7.50%          7.50%
 Grant Date)                                                      6.10%      6.10%     6.80%                                6.10%
                                                                                       6.10%
Volatility (5-Year Closing Price Volatility)             0.53      0.53       0.53      0.53     0.53         0.53           0.53
Annual Dividend Yield/ Share                            0.21%     0.45%      0.45%     0.45%    0.45%        0.45%          0.45%
                                                                  0.21%      0.21%     0.36%                                0.21%
                                                                                       0.21%
Discount For Forfeitures                                   0%        0%         0%        0%       0%           0%             0%
Discount For Non-transferability                           0%        0%         0%        0%       0%           0%             0%

- - ------------------------
* On expiration date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 NUMBER OF
                                                                SECURITIES            VALUE OF
                                                                UNDERLYING          UNEXERCISED
                                                                UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS         OPTIONS/SARS
                                                                 AT FY-END         AT FY-END ($)
                       SHARES ACQUIRED                         EXERCISABLE/         EXERCISABLE/
        NAME           ON EXERCISE(#)    VALUE REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE
- - ---------------------  ---------------   ------------------   ---------------  ----------------------
Charles W. McCall          132,000            7,951,750       497,000/294,667   35,210,485/12,403,040
Jay P. Gilbertson           16,000              772,376           -0-/130,000           -0-/4,466,376
James A. Gilbert            25,500              856,875          2,000/43,000         110,750/869,250
Albert J. Bergonzi             -0-                  -0-         1,600/111,400        85,450/2,552,425
Russell G. Overton          18,000              869,625          4,000/26,000       213,625/1,255,751

ADDITIONAL PERSONS WHO SERVED AS EXECUTIVE OFFICERS THROUGH MAY, 1995

Glenn N. Rosenkoetter       18,000              640,875          2,000/18,000         106,813/828,500
David A. Schenk                -0-                  -0-          2,600/45,400       132,075/1,150,175

    CHANGE IN CONTROL ARRANGEMENTS. The Company has one compensatory arrangement with its executive officers that will result from a change in control of the Company. Under the stock option agreements ("Option Agreements") with each of the Company's executive officers named in the table under "Summary Compensation Table" ("Optionees"), in the event there is a Change of Control (as defined below) of the Company and either (i) the Optionee's employment by the Company is terminated involuntarily by the Company or (ii) the Optionee terminates his employment with the Company for Good Reason (as such term is defined below), then the Option Agreement shall not terminate but rather the Optionee shall have the immediate right to exercise the option with respect to all shares granted pursuant thereto at any time, whether or not then otherwise exercisable. See "Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values." Further, should such Change of Control result in the termination of the Option Agreement without the simultaneous conversion of the option into options to purchase like stock of the Company or a corporation acquiring or succeeding to the rights of the Company in such Change of Control, upon terms substantially similar to those described therein, the option shall vest immediately. Generally, "Change of Control" includes certain tender offers, the sale of substantially all of the Company's assets, acquisition by any person of 40% or more of the outstanding voting securities of the Company and certain changes in the membership or composition of the Board of Directors of the Company.

    Generally, termination by an Optionee for "Good Reason" following a Change of Control includes certain changes in the Optionee's duties, certain salary reductions or cessation of bonus plans in which the Optionee participates, certain relocations or failure of the Company to continue in effect certain benefit and compensation plans.

               REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

COMPENSATION PHILOSOPHY

    The Stock Option and Compensation Committee (the "Committee") believes the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes a significant portion of compensation should be incentive-based. In addition, the Committee believes it is important to reward not only individual performance and achievement, but also to focus on overall corporate results. This latter objective serves the dual purposes of encouraging teamwork among executives and also supports the Company's objective of creating stockholder value.

ELEMENTS OF THE PROGRAM

    Total executive compensation consists of three key components: base salaries, short-term incentive compensation ("Management Incentive Plan"), and long-term incentives (Stock Options). Compensation objectives vary by component of pay. Each of these elements, and the Company's competitive objective for that element, is described in more detail below.

BASE SALARIES

    For 1995, base salaries for all executive officers other than the CEO were targeted at the size-adjusted market median (50th percentile). For this purpose, the "market" consisted of a group of computer software and hardware companies whose businesses are considered somewhat similar to the Company's and with whom the Company competes for executive talent. These companies are different from those included in the stock price performance graph elsewhere in this proxy statement since the Company believes the market for executive talent extends to a broader group of companies than those included in the stock price performance graph.

    Individual base salary increases for all executive officers other than the CEO were based on a review of this market data, the actual salaries of the executives and the CEO's recommendation. Factors considered by the CEO in making recommendations for increases included, but were not limited to, levels of responsibility, prior experience, and on-the-job performance. No specific weight was assigned to these factors. As a group, salaries for the executive officers (other than the CEO) were slightly below the size-adjusted market median of the comparable companies.

SHORT-TERM INCENTIVES

    The Management Incentive Plan (the "MIP"), which was adopted by the Committee in 1993, was designed by a third-party consulting firm. This plan covers approximately 200 management personnel, including all executive officers other than the CEO (whose incentive compensation is described below). The Committee believes this plan promotes the Company's philosophy of having a substantial portion of executive pay "at-risk."

    Awards for 1995 performance under the MIP were based on achievement of Corporate Earnings Per Share (EPS) results, as well as individual performance measures. A bonus pool is funded based on whether annual EPS goals are achieved at the "threshold," "target" or "stretch" levels. The Committee believes that measuring EPS is the best way to take stockholder expectations into account in motivating executives.

    The individual performance measures for each of the named executive officers (other than the CEO) generally are financial items such as operating income, business unit revenues, etc. and also goals based on specific job responsibilities or measures related to market share. In all cases, the measures are quantifiable and measurable. "Threshold," "target" and "stretch" performance levels also are established for each individual measure. No payouts will be made if the specific goals established for each executive officer are not achieved. Weightings for each measure varied somewhat among the executives, but generally ranged from 40% to 60% for operating income and/or EPS goals, from 20% to 40% for revenue goals and from 20% to 25% for goals related to specific job responsibilities. Based on whether the individual performance goals are achieved, and on the EPS results, actual awards may vary above or below target levels. Maximum awards are 150% of target awards.

    Payouts from the EPS bonus pool are made only to the extent that EPS results are at or above the threshold performance level. If, based on performance, the EPS pool is funded at or above a level sufficient to pay the full awards earned by each participant, those amounts are paid. However, if the EPS pool is not large enough to pay all awards otherwise earned, each participant's award is decreased on a pro rata basis. Then, the actual payouts to participants depend jointly on each person's success in achieving their individual goals, and on the Company's EPS results.

    Target awards for 1995 for each executive officer (other than the CEO) were set at 40% of base salary, which is essentially at the median of the market. For 1995, EPS results were at the maximum level and thus the bonus pool was funded at the maximum level. Although individual performance among the named executive officers (other than the CEO) varied somewhat due to differences in goals, all officers earned total bonuses above target but below maximum.

    Awards earned are paid in cash (85%) and restricted stock (15%) after year-end. Each restricted stock award is subject to forfeiture if the executive's employment is terminated other than by reason of death, disability or retirement within two years of the date of grant. The restricted stock awards were structured as an incentive to participants to maximize the long-term return to stockholders. They also are intended to encourage retention among executives considered key to the Company's success.

LONG-TERM INCENTIVES

    In 1995, the Committee made stock option awards to all of the named executives. In making these grants, the Committee considered competitive market information on long-term incentive awards for comparable positions, existing stock holdings, each executive's individual performance, and the competitiveness of the executive's overall pay package. No specific weighting was assigned to these factors by the Committee. Because the Committee has not established a competitive objective for this component of pay, the number of shares granted to each executive was discretionary.

SPECIFICS OF CEO COMPENSATION

    The Committee considers essentially the same factors in determining the CEO's base salary increase as are considered in determining increases in base salary for other executive officers. The Committee believed that the CEO's contribution to the Company's 1994 performance was significant based on its review (without specific weighting) of such factors as revenue growth, accomplishment of strategic business objectives and EPS results. Accordingly, the Committee increased the CEO's salary from $500,000 for 1994 to $525,000 for 1995. His base compensation thus was set by the Committee at a level slightly above the 50th percentile, which the Committee considered commensurate with his performance.

    The CEO's bonus for 1995 was based solely on EPS results. The CEO's bonus target was 100% of salary in 1995, which was established to be extremely competitive with target bonuses for others in similar positions. Earnings per share for 1995 was at the maximum level required; thus, the CEO earned the maximum bonus payout (150% of salary, or $787,000). Of this amount, $669,375 was paid in cash after year-end; the balance was deferred in the form of restricted stock.

    The CEO was granted an option to buy 100,000 shares of the Company's stock. The Committee determined the size of this grant based on a review of competitive data and on its assessment of the CEO's performance during the year as measured by revenue growth, accomplishment of strategic objectives and EPS results. Because these factors were considered in general, they were not subject to any specific weighting.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement unless certain requirements are met. To ensure the deductibility of amounts in connection with exercises of stock options, the Committee approved an amendment of the HBO & Company 1990 Executive Incentive Plan that sets a maximum number of shares issuable during any two-year period to any optionee.

    To preserve tax deductions related to executive compensation, the Company asked for, and received, stockholder approval for the amendment to the 1990 Plan and for the terms of the Chief Executive Officer Incentive Plan which relates to the CEO's performance-based compensation through 1999.

                                          ALFRED C. ECKERT III
                                          ALTON F. IRBY III
                                          CHARLES E. THOELE

                           COMPANY PERFORMANCE GRAPH

    The following graph shows a five year comparison of cumulative total returns for the Company's Common Stock, the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Computer and Data Processing Services Stocks. Upon request, the Company will furnish stockholders a list of the component companies of such indexes.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                                 HBO & COMPANY
             PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
                PRODUCED ON 02/21/96 INCLUDING DATA TO 12/29/95
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                                        HB0 & COMPANY
12/31/90                                                                                                            100
01/31/91                                                                                                        114.286
02/28/91                                                                                                        110.204
03/28/91                                                                                                        119.613
04/30/91                                                                                                        136.112
05/31/91                                                                                                        134.049
06/28/91                                                                                                        104.352
07/31/91                                                                                                         98.091
08/30/91                                                                                                        108.526
09/30/91                                                                                                        122.394
10/31/91                                                                                                        173.039
11/29/91                                                                                                         181.48
12/31/91                                                                                                        197.654
01/31/92                                                                                                        218.907
02/28/92                                                                                                        223.157
03/31/92                                                                                                        230.797
04/30/92                                                                                                        312.003
05/29/92                                                                                                        309.866
06/30/92                                                                                                        253.449
07/31/92                                                                                                        307.146
08/31/92                                                                                                        285.667
09/30/92                                                                                                        278.385
10/30/92                                                                                                        384.128
11/30/92                                                                                                         392.76
12/31/92                                                                                                        446.059
01/29/93                                                                                                        428.736
02/26/93                                                                                                        370.272
03/31/93                                                                                                        414.892
04/30/93                                                                                                         354.07
05/28/93                                                                                                        421.409
06/30/93                                                                                                        470.591
07/30/93                                                                                                        566.452
08/31/93                                                                                                        623.097
09/30/93                                                                                                          646.2
10/29/93                                                                                                        683.313
11/30/93                                                                                                        711.693
12/31/93                                                                                                        804.785
01/31/94                                                                                                        841.963
02/28/94                                                                                                        817.907
03/31/94                                                                                                        875.479
04/29/94                                                                                                        919.253
05/31/94                                                                                                        945.517
06/30/94                                                                                                        885.475
07/29/94                                                                                                        999.447
08/31/94                                                                                                       1148.487
09/30/94                                                                                                       1193.836
10/31/94                                                                                                       1141.167
11/30/94                                                                                                       1110.443
12/30/94                                                                                                       1208.354
01/31/95                                                                                                       1252.294
02/28/95                                                                                                       1353.356
03/31/95                                                                                                       1530.539
04/28/95                                                                                                       1609.705
05/31/95                                                                                                       1706.464
06/30/95                                                                                                       1919.034
07/31/95                                                                                                       1945.443
08/31/95                                                                                                        1936.64
09/29/95                                                                                                       2202.164
10/31/95                                                                                                        2492.85
11/30/95                                                                                                       2633.789
12/29/95                                                                                                       2701.303
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The Index level for all series was set to $100.0 on 12/31/90.

                                                                                                         NASDAQ STOCK MARKET (US
                                                                                                                COMPANIES)
12/31/90                                                                                                                         100
01/31/91                                                                                                                     111.085
02/28/91                                                                                                                      121.77
03/28/91                                                                                                                     129.918
04/30/91                                                                                                                     130.742
05/31/91                                                                                                                     136.742
06/28/91                                                                                                                     128.414
07/31/91                                                                                                                     136.016
08/30/91                                                                                                                     142.779
09/30/91                                                                                                                     143.304
10/31/91                                                                                                                      148.04
11/29/91                                                                                                                     143.073
12/31/91                                                                                                                     160.548
01/31/92                                                                                                                     169.937
02/28/92                                                                                                                     173.788
03/31/92                                                                                                                     165.585
04/30/92                                                                                                                     158.485
05/29/92                                                                                                                     160.544
06/30/92                                                                                                                     154.268
07/31/92                                                                                                                     159.731
08/31/92                                                                                                                      154.85
09/30/92                                                                                                                     160.607
10/30/92                                                                                                                     166.932
11/30/92                                                                                                                     180.217
12/31/92                                                                                                                     186.851
01/29/93                                                                                                                     192.171
02/26/93                                                                                                                     185.001
03/31/93                                                                                                                     190.356
04/30/93                                                                                                                     182.232
05/28/93                                                                                                                     193.118
06/30/93                                                                                                                     194.011
07/30/93                                                                                                                     194.241
08/31/93                                                                                                                     204.281
09/30/93                                                                                                                     210.367
10/29/93                                                                                                                     215.095
11/30/93                                                                                                                      208.68
12/31/93                                                                                                                     214.496
01/31/94                                                                                                                     221.006
02/28/94                                                                                                                     218.941
03/31/94                                                                                                                     205.475
04/29/94                                                                                                                     202.809
05/31/94                                                                                                                     203.305
06/30/94                                                                                                                      195.87
07/29/94                                                                                                                     199.888
08/31/94                                                                                                                      212.63
09/30/94                                                                                                                     212.087
10/31/94                                                                                                                     216.254
11/30/94                                                                                                                     209.082
12/30/94                                                                                                                      209.67
01/31/95                                                                                                                     210.775
02/28/95                                                                                                                     221.915
03/31/95                                                                                                                     228.494
04/28/95                                                                                                                     235.691
05/31/95                                                                                                                     241.773
06/30/95                                                                                                                     261.365
07/31/95                                                                                                                     280.573
08/31/95                                                                                                                     286.254
09/29/95                                                                                                                     292.865
10/31/95                                                                                                                     291.187
11/30/95                                                                                                                     298.033
12/29/95                                                                                                                     296.505
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The Index level for all series was set to $100.0 on 12/31/90.

                                                                                                         NASDAQ COMPUTER AND DATA
                                                                                                            PROCESSING STOCKS
                                                                                                          SIC 7370-7379 US & Foreign
12/31/90                                                                                                                         100
01/31/91                                                                                                                     121.676
02/28/91                                                                                                                     130.544
03/28/91                                                                                                                     137.634
04/30/91                                                                                                                     133.617
05/31/91                                                                                                                     141.756
06/28/91                                                                                                                     129.716
07/31/91                                                                                                                     142.103
08/30/91                                                                                                                     158.588
09/30/91                                                                                                                     162.383
10/31/91                                                                                                                     178.169
11/29/91                                                                                                                     174.127
12/31/91                                                                                                                     201.545
01/31/92                                                                                                                      214.72
02/28/92                                                                                                                     219.119
03/31/92                                                                                                                     203.296
04/30/92                                                                                                                     190.145
05/29/92                                                                                                                     196.104
06/30/92                                                                                                                      178.44
07/31/92                                                                                                                     183.916
08/31/92                                                                                                                     179.286
09/30/92                                                                                                                     191.374
10/30/92                                                                                                                     207.868
11/30/92                                                                                                                     219.219
12/31/92                                                                                                                     216.847
01/29/93                                                                                                                     226.554
02/26/93                                                                                                                     215.634
03/31/93                                                                                                                      227.24
04/30/93                                                                                                                     211.687
05/28/93                                                                                                                     229.064
06/30/93                                                                                                                     227.367
07/30/93                                                                                                                     208.987
08/31/93                                                                                                                      215.41
09/30/93                                                                                                                     228.368
10/29/93                                                                                                                     232.318
11/30/93                                                                                                                     230.989
12/31/93                                                                                                                     229.518
01/31/94                                                                                                                     241.989
02/28/94                                                                                                                     243.929
03/31/94                                                                                                                      232.69
04/29/94                                                                                                                     232.485
05/31/94                                                                                                                     243.048
06/30/94                                                                                                                     227.708
07/29/94                                                                                                                     228.446
08/31/94                                                                                                                     252.564
09/30/94                                                                                                                     253.513
10/31/94                                                                                                                      279.57
11/30/94                                                                                                                     275.518
12/30/94                                                                                                                     278.649
01/31/95                                                                                                                      272.12
02/28/95                                                                                                                     293.324
03/31/95                                                                                                                      313.67
04/28/95                                                                                                                     329.286
05/31/95                                                                                                                     334.549
06/30/95                                                                                                                       371.8
07/31/95                                                                                                                     394.222
08/31/95                                                                                                                     393.434
09/29/95                                                                                                                     406.249
10/31/95                                                                                                                     426.872
11/30/95                                                                                                                     430.254
12/29/95                                                                                                                     425.122
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The Index level for all series was set to $100.0 on 12/31/90.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and HTG Corp., a corporation owned by Holcombe T. Green, Jr., Chairman of the Board of the Company, each own a half interest in an airplane, which they operate pursuant to a Co-Ownership Agreement dated as of July 15, 1993 (the "Co-Ownership Agreement"). Pursuant to the Co-Ownership Agreement, each party paid one-half of the acquisition cost of $1.5 million as well as one-half of the initial readiness costs, an aggregate of $217,000, (together with the acquisition cost, the "Initial Costs"). Each party pays its own direct operating costs for use of the airplane and during 1995 each paid one-half of the cost of new equipment of approximately $3.9 million. For 1995, fixed costs were allocated based on the percentage of actual use. Payments made by either party on behalf of the other party are reimbursed based upon the percentage of use. For the year ended December 31, 1995, the percentages of use of HTG Corp. and the Company were deemed to have been 44% and 56%, respectively. For 1995, total fixed and direct expenses of HTG Corp. and the Company were $435,605 and $403,452, respectively. Pursuant to the Co-Ownership Agreement, the Company has the right to cause HTG Corp. to purchase its interest in the airplane for the lesser of one-half of the fair market value or the Company's portion of the Initial Costs.

    In 1995 in connection with the purchase of new equipment for the airplane and in order to repay approximately $1.1 million in indebtedness related to the acquisition of the airplane, the Company and HTG Corp. jointly signed a series of notes in favor of a third-party lender to evidence borrowings of $3.0 million secured by the airplane. HTG Corp. has agreed to pay all principal and interest due under the notes and to indemnify the Company in connection therewith. At December 31, 1995, approximately $3.0 million in borrowings remained outstanding.

    During 1995, St. John's Mercy Medical Center paid the Company $978,385 for information systems and services. Mr. Thoele, a Director of the Company, is a Consultant to St. John's parent corporation, Sisters of Mercy Health Systems.

    During 1995, McLaren HealthCare Corporation paid the Company $717,114 for information systems and services. Mr. Incarnati, a Director of the Company, is the President and Chief Executive Officer of McLaren HealthCare Corporation.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION

    On February 13, 1996, the Board of Directors approved, subject to stockholder approval, an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock, par value $.05 per share, from 60,000,000 shares to 250,000,000 shares. A copy of the proposed amendment as adopted by the Board of Directors appears as Appendix A to this Proxy Statement.

    Of the 60,000,000 shares of Common Stock now authorized to be issued under the Certificate of Incorporation, 40,118,601 shares were outstanding, and 4,883,499 and 716,215 shares were reserved for stock option and incentive plans and the employee discount stock purchase plan, respectively, for a total outstanding and reserved of 45,718,315 shares, all as of December 31, 1995. Since December 31, 1995, the Board of Directors has authorized, subject to stockholder approval, an increase of 1,500,000 shares in the number of shares issuable pursuant to the HBO & Company 1990 Executive Incentive Plan. In addition, the Board of Directors has announced its intention to declare a two-for-one stock split to be effected in the form of a stock dividend, contingent upon approval of the amendment to the Certificate of Incorporation by the stockholders. Except for the foregoing, the Company has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of Common Stock. However, such shares can be issued by the Board of Directors from time to time without further stockholder action for proper corporate purposes, including stock dividends, stock splits or acquisitions, and the Board of Directors believes it is desirable to have such additional shares available if the need should arise. Holders of the Company's Common Stock have no preemptive rights.

    Share amounts set forth herein do not give effect to the proposed two-for-one stock split.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION

           APPROVAL OF THE AMENDMENT OF THE HBO & COMPANY 1993 STOCK
                     OPTION PLAN FOR NONEMPLOYEE DIRECTORS

    The Board of Directors has adopted an amendment to the HBO & Company 1993 Stock Option Plan For Nonemployee Directors (the "1993 Plan"), subject to approval by stockholders, to provide that each Director of the Company who is not an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and did not receive a grant on the date the 1993 Plan was adopted shall be entitled to receive an option to purchase 12,500 shares on the date of the first board meeting which he participates in as a Director. A copy of the proposed amendment to the 1993 Plan is attached as Appendix B to this Proxy Statement.

    The 1993 Plan provides for automatic annual grants of stock options to Nonemployee Directors and is intended to provide a means for the Company to attract and retain qualified Nonemployee Directors and to encourage such persons to become owners of Common Stock of the Company in order to increase their interest in the Company's long-term success.

    The 1993 Plan was approved by the Board of Directors on February 9, 1993, and by the stockholders on May 11, 1993. The maximum number of shares of Common Stock reserved and available for distribution pursuant to stock options under the 1993 Plan is 380,000 shares, subject to adjustment as provided below. Such shares may consist, in whole or in part, of authorized and previously unissued shares or treasury shares. If any stock option granted under the 1993 Plan expires or terminates without having been exercised in full, the shares remaining subject to such option will again be available for distribution in connection with future awards under the 1993 Plan.

    In the event of (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing, then the number or kind of securities issuable under the 1993 Plan and the number or kind of securities covered by an option will be adjusted appropriately; provided, however, that the option will be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of the option.

    In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation (except for a merger or combination with a corporation wholly owned by the Company or its stockholders in which an adjustment to the outstanding options will be made as provided above), each outstanding option will terminate, but the optionee will have the right immediately prior to such dissolution, liquidation, merger or combination to exercise his option, in whole or in part, to the extent that the option is then presently exercisable.

    On the date the 1993 Plan was approved by the stockholders of the Company, each Nonemployee Director then serving on the Board was granted an option to purchase up to 12,500 shares of Common Stock, subject to the surrender and cancellation of an outstanding option agreement or agreements previously issued to such person for an identical number of shares of Common Stock. The terms and conditions of the agreement evidencing such option (including, without limitation, the exercise price and provisions regarding exercisability and termination) were identical to the terms of the agreement evidencing the outstanding option or options surrendered by such Nonemployee Director. The proposed amendment will not result in the issuance of options to any person who received an option in accordance with the foregoing provisions.

    Pursuant to the 1993 Plan, on the date of each annual meeting of the stockholders of the Company at which Directors are elected, each Nonemployee Director elected or reelected to the Board at the meeting will be granted an option to purchase 5,000 shares of Common Stock. Each grant is evidenced by a stock option agreement having terms specified in the 1993 Plan. Each option will become exercisable upon the expiration of a period of six months from the date of grant. The exercise price of the option will be the fair market value of the Common Stock on the date the option is granted, payable in cash or by transfer to the Company of shares of nonforfeitable, unrestricted Common Stock having a fair market value at the time of exercise equal to the option price, or a combination of cash and Common Stock.

    Each such option will terminate on the earliest of the following dates: (i) three months after the date on which the optionee ceases to be a Director of the Company (during which period the option shall be exercisable only to the extent exercisable on the date of termination of such status), unless he or she ceases to be a Director of the Company by reason of death; (ii) one year after the death of the optionee if the optionee dies while a Director of the Company; or
(iii) ten years from the date on which the option was granted.

    The 1993 Plan is administered by the Board of Directors, provided that the Board may not vary the timing or amount of options granted under the 1993 Plan, or the terms of the options, except by amendment to the 1993 Plan.

    The Board may suspend or terminate the 1993 Plan at any time and may amend the 1993 Plan from time to time in any respect the Board may deem to be in the best interest of the Company; provided however, that to the extent required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, no such amendment will be effective without approval of the stockholders of the Company, if such amendment would: (a) materially increase the total number of shares of Common Stock that may be issued pursuant to the 1993 Plan except as contemplated above; (b) materially increase the benefits accruing to participants in the 1993 Plan; or (c) materially modify the requirements as to eligibility for participation in the 1993 Plan. In addition, to the extent prohibited by Rule 16b-3, the 1993 Plan may not be amended more than once every six months.

    No option may be granted pursuant to the 1993 Plan on or after the tenth anniversary of the effective date of the 1993 Plan, but options granted prior to such tenth anniversary may extend beyond that date.

    Generally, a Nonemployee Director will not realize income upon the grant of an option. Upon exercise of an option, the optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock received upon exercise. Upon the sale or disposition of the Common Stock, the optionee generally will recognize capital gain or loss in the amount of the difference between the fair market value of the Common Stock on the date of exercise and the value received. The Company generally will be entitled to a tax deduction corresponding in an amount and time to the optionee's recognition of ordinary income as described above.

    If the amendment to the 1993 Plan is approved, the number of shares subject to options that would have been granted to all current Directors who are not executive officers (the only persons eligible to receive options under the 1993
Plan) is shown in the following table:

                               NEW PLAN BENEFITS

                                                                          1993 STOCK OPTION PLAN
                                                                        FOR NONEMPLOYEE DIRECTORS
                                                                     --------------------------------
NAME AND POSITION                                                    DOLLAR VALUE($)  NUMBER OF UNITS
- - -------------------------------------------------------------------  ---------------  ---------------
Nonemployee Director Group (8 persons).............................        (1)              (2)

- - ------------------------
(1) With respect to annual grant of options to each Nonemployee Director to purchase 5,000 shares, such options are exercisable at fair market value on the date of grant and do not have a readily ascertainable value. In addition, each Director who was not a Director on the date of adoption of the 1993 Plan will receive an option for 12,500 shares.

(2) With respect to each Nonemployee Director, includes annual grant of options to purchase 5,000 shares and with respect to each Director who was not a Director on the date of the adoption of the 1993 Plan, includes grant of an option for 12,500 shares.
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE APPROVAL OF THE AMENDMENT OF THE HBO & COMPANY
                1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                        APPROVAL OF THE AMENDMENT OF THE
                  HBO & COMPANY 1990 EXECUTIVE INCENTIVE PLAN

    The Board of Directors has adopted an amendment to the HBO & Company 1990 Executive Incentive Plan (the "1990 Plan"), subject to approval by the stockholders, to increase by 1,500,000 the number of shares of Common Stock that may be issued under the 1990 Plan. The Board recommends this increase inasmuch as no shares remain available for options or other awards under the 1990 Plan and awards with respect to 321,101 shares have been granted contingent upon the approval of the proposed amendment.

    The 1990 Plan is intended to encourage key executives and managerial employees of the Company and its subsidiaries or affiliates to become owners of stock of the Company in order to increase their interest in the Company's long-term success, to provide incentive equity opportunities that are competitive with other similarly situated corporations and to stimulate the efforts of employees by giving suitable recognition for the services that contribute materially to the Company's success. From and after the effective date of the 1990 Plan, no stock options have been granted under the HBO & Company 1986 Employee Nonqualified Stock Option Plan, the HBO & Company Nonqualified Stock Option Plan and the 1981 HBO & Company Incentive Stock Option Plan (the "Superseded Plans"). All outstanding stock options previously granted under any of the Superseded Plans have remained or will become exercisable in accordance with the terms thereof.

    The 1990 Plan was initially adopted by the Board of Directors on February 19, 1990, and approved by the stockholders on May 15, 1990. Prior to the adoption of the amendment, the total number of shares available for distribution pursuant to stock options or other awards under the 1990 Plan is equal to 6,000,000, including 4,321,274 originally issuable under the Superseded Plans. Pursuant to the proposed amendment to the 1990 Plan, an additional 1,500,000 new shares will be available for issuance, so that the maximum number of shares available for issuance under the 1990 Plan will increase to 7,500,000. The Plan provides that no more than an aggregate of 500,000 shares may be issued to any employee in a two-year period. As of March 29, 1996, the closing price of the Common Stock was $94.25 per share.

    The 1990 Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). Officers and other key employees of the Company, its subsidiaries and affiliates (but excluding members of the Committee and any person who serves solely as a Director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its subsidiaries and affiliates, are eligible to participate.

    Stock options, stock appreciation rights, restricted stock, deferred stock and performance units may be granted under the 1990 Plan at the discretion of the Committee.

    Options granted may be either incentive stock options or nonqualified stock options, provided that incentive stock options may not be granted to employees of affiliates. Stock appreciation rights may be granted in conjunction with options and, if in conjunction with a nonqualified stock option, may be granted at the time of such option grant or thereafter. In the case of an incentive stock option, the stock appreciation right may be granted only at the time of the grant of such stock option. Upon the exercise of a stock appreciation right, an optionee is entitled to receive an amount in cash and/ or shares of stock in the aggregate equal to the excess of the fair market value at the time of exercise of one share of stock over the option price per share specified in the related stock option multiplied by the number of shares exercised pursuant to the stock appreciation right, with the Committee having the right to determine the form of payment. The Committee has discretion to fix the exercise price for stock options, which, in the case of incentive stock options, shall be not less than fair market value at the time of grant thereof. The Committee fixes the terms of the stock options and stock appreciation rights, but under no circumstances will an incentive stock option or a stock appreciation right have a term exceeding ten years from date of grant. Stock appreciation rights will not be exercisable during the first six months of their respective terms by any optionee except in the event of death or disability of the optionee prior to the expiration of the six-month period.

    The Committee has the discretion to determine when an option will become exercisable. The option exercise price may be satisfied in cash, or, in the discretion of the Committee, acting at or after grant, by delivering unrestricted shares already owned by the optionee, or, in the case of the exercise of a nonqualified stock option, by delivery of restricted stock or deferred stock; provided, however, that in the case of an incentive stock option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted.

    Upon receipt of written notice of exercise, the Committee also has the discretion to cash-out all or part of the portion of the stock options to be exercised by paying the optionee an amount, in cash or stock, equal to the excess of the fair market value of the shares subject to the options over the option price on the effective date of such cash-out, provided that the optionee's option agreement so provides.

    If an optionee's employment with the Company or any subsidiary or affiliate is terminated by reason of disability or retirement, any stock option (to the extent exercisable at the date of termination of employment) held by such optionee may be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the option, whichever period is shorter. If an optionee's employment with the Company or any subsidiary or affiliate is terminated by reason of death, any stock option (to the extent exercisable at the date of termination of employment) held by such optionee may be exercised by the legal representative of the estate or by the optionee's legatee for a period of one year (or such other period up to three years as the Committee may specify at or after grant) from the date of death or until the expiration of such stock option, whichever period is shorter. Unless otherwise determined by the Committee, if an optionee's employment with the Company or any subsidiary or affiliate is terminated for any reason other than death, disability or retirement, such optionee's option will terminate immediately.

    An optionee generally does not recognize income as a result of the grant of a nonqualified or incentive stock option. Upon the exercise of a nonqualified stock option, the optionee generally will recognize ordinary income in the amount of the "spread" between the exercise price and the fair market value of the stock received upon exercise. When the shares are disposed of, the optionee generally will recognize capital gain (or loss) in an amount equal to the difference between the fair market value at the time of exercise and the net proceeds from the sale.

    Generally, an optionee does not recognize income upon the exercise of an incentive stock option if he satisfies certain employment and holding period requirements. To satisfy the employment requirement, an optionee must exercise the option not later than three months after he ceases to be an employee of the Company (one year if he is disabled) unless he has died. To satisfy the holding period requirement, the optionee must hold the option stock for more than two years from the date of grant of the option and more than one year from the exercise. If these requirements are met, the optionee will recognize capital gain (or loss) measured by the difference between the exercise price and the net proceeds of the sale, at the time of disposition. If the stock is sold prior to satisfaction of the holding period (a "disqualifying disposition"), the optionee generally will recognize ordinary income at the time of disposition equal to the difference between the fair market value of the option stock on the date of exercise (or the sale price, if less) and the exercise price, and the balance of the optionee's gain will be treated as capital gain.

    The Company generally will be entitled to a tax deduction corresponding in amount and time to the optionee's recognition of ordinary income in the circumstances described above.

    Awards of restricted stock may be made at the discretion of the Committee and will consist of shares subject to forfeiture and restrictions on transfer. The participant must accept an award of restricted stock within up to 60 days after the award date by executing and delivering to the Company a restricted stock award agreement and paying the purchase price (if any) for such stock as determined by the Committee. The recipient of restricted stock will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, subject to the restrictions set forth in the 1990 Plan and the instrument evidencing such award. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company during the restricted period. During a period set by the Committee beginning with the date of the award, the recipient may not sell, transfer, pledge, assign or otherwise encumber shares of restricted stock until the restricted period has passed. Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock may be forfeited, as well as the other terms and conditions of such awards.

    Awards of deferred stock under the 1990 Plan may be made at the discretion of the Committee and will consist of shares, subject to forfeiture and restrictions on transfer, which will be delivered at the end of the specified deferral period. Deferred stock may not be sold, transferred, pledged, assigned or otherwise encumbered until the deferral period has lapsed. Based on service, performance and/or such other criteria as it may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any deferred stock award and/or waive the deferral limitations for all or any part of such award. The Committee has authority to determine the duration of the deferral period and the conditions under which deferred stock may be forfeited, as well as the other terms and conditions of such awards. Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the deferral period with respect to the deferred stock shall be reinvested in additional deferred stock. Subject to approval by the Committee, a participant may elect to further defer receipt of deferred stock for a specified period or until a specified event.

    The Committee may grant performance units, which are contingent rights to receive future payments based upon the achievement of specified management objectives (for the Company or an operating division, department, function or subsidiary) established by the Committee. Each grant will specify the number of performance units and the initial value, if any, of the performance units to which it pertains. The amount paid will be based upon the extent to which the management objectives are achieved over a performance period (which may not be less than one year) established by the Committee. Each grant will specify a minimum acceptable level of achievement in respect of the specified management objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is equal to or greater than such minimum but less than the full achievement of the management objectives. Payments may be made in cash or shares of stock, at the discretion of the Committee. The Committee may adjust management objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date such performance units become effective that are unrelated to the performance of the participant and result in distortion of the management objectives or the related minimum acceptable achievement level.

    The 1990 Plan may be amended, altered or discontinued at any time by the Board of Directors without the optionees' or participants' consent, unless it would impair their rights with respect to an outstanding award under the 1990 Plan. Stockholder approval is required for any increase in the total number of shares reserved for the 1990 Plan, any change in class of eligible employees, any extension of the maximum option period, or for any amendment or alteration which would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to become inapplicable to the 1990 Plan. The Board of Directors may amend the 1990 Plan to take into account changes in tax, securities law and accounting rules, subject to the above provisions.

    In the event of a change in corporate structure affecting the Common Stock of the Company, the Board has discretion to make adjustments in the aggregate number or kind of shares that are reserved for issuance under the 1990 Plan and for shares subject to other outstanding awards granted under the 1990 Plan. In such event, the Committee also has the discretion to make adjustments to the option price of shares subject to outstanding options.

    The Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto. The awards authorized under the 1990 Plan are subject to applicable tax withholding requirements and may not be assigned or transferred except by will or the laws of descent and distribution.

    No award may be granted under the 1990 Plan after the tenth anniversary of the effective date of the 1990 Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

    Because the timing and amount of awards under the Plan are determined by the Committee in its discretion, the benefits or amounts that will be received by any person as a result of the amendment, other than contingent awards previously granted, cannot be determined. Approximately 220 key employees of the Company are eligible to receive awards under the 1990 Plan. Assuming approval of the amendment, the number of shares presently subject to awards issuable to the persons indicated is set forth below:

                               NEW PLAN BENEFITS

                                                                     DOLLAR
NAME AND POSITION*                                                VALUE ($)(1)     NUMBER OF UNITS (2)
- - --------------------------------------------------------------  -----------------  -------------------
Charles W. McCall.............................................                                1,338
Jay P. Gilbertson.............................................                                  171
James A. Gilbert..............................................                                  160
Albert J. Bergonzi............................................                                  163
Russell G. Overton............................................                                7,630(3)

ADDITIONAL PERSONS WHO SERVED AS EXECUTIVE OFFICERS THROUGH MAY, 1995
Glenn N. Rosenkoetter.........................................                               20,165(4)
David A. Schenk...............................................                                  124
Executive Group...............................................                               29,751(5)
Non-Executive Director Group..................................                             -0-
Non-Executive Officer Employee Group..........................                              291,350(6)

- - ------------------------
*   See Summary Compensation Table

(1) Shares subject to awards were granted at the fair market value of $88.25 on the date of grant and do not have a readily ascertainable value.

(2) Represents number of restricted shares awarded under the 1990 Plan pursuant to the MIP for 1995 unless otherwise indicated.

(3) Represents 7,500 shares subject to options and 130 shares of restricted stock.

(4) Represents 20,000 shares subject to options and 165 shares of restricted stock.

(5) Includes 27,500 shares subject to options and 2,251 shares of restricted stock.

(6) Includes 286,500 shares subject to options and 4,850 shares of restricted stock.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
          AMENDMENT OF THE HBO & COMPANY 1990 EXECUTIVE INCENTIVE PLAN

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1996. The Board of Directors recommends that such appointment be ratified.

    Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be presented at the 1997 Annual Meeting must be forwarded in writing and received at the principal executive office of the Company no later than December 5, 1996, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 1997. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                          James A. Gilbert
                                          SECRETARY

April 3, 1996

                                   APPENDIX A
     PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION INCREASING THE
                  NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

    Set forth below is the text of the proposed amendment of the first paragraph of Article 4 of the Certificate of Incorporation:

    "4. The total number of shares of stock which the Company shall have authority to issue is two hundred fifty one million (251,000,000), two hundred fifty million (250,000,000) of which shall be common stock with a par value of five cents ($.05) per share, amounting in the aggregate to twelve million five hundred thousand dollars ($12,500,000), and one million (1,000,000) of which shall be preferred stock without par value."

    Set forth below is the text of the existing paragraph of Article 4 of the Certificate of Incorporation, which would be stricken in its entirety and replaced by the proposed amendment set forth above:

    "4. The  total  number of  shares  of stock  which  the Company  shall  have authority to issue is sixty-one million (61,000,000), sixty million (60,000,000) of which shall be common stock with a par value of five cents ($.05) per share, amounting in the aggregate to three million dollars ($3,000,000), and one million (1,000,000) of which shall be preferred stock without par value."

                                   APPENDIX B
               PROPOSED AMENDMENT OF THE HBO & COMPANY 1993 STOCK
                     OPTION PLAN FOR NONEMPLOYEE DIRECTORS

    Set forth below is the text of new Section 5(c) of the HBO & Company 1993 Stock Option Plan For Nonemployee Directors:

    "(c) Initial Grants. Each Nonemployee Director other than those who received a grant under Section 5(a), shall be granted an option to purchase 12,500 shares of Stock on the date of the first Board meeting which he participates in as a Director, which option shall be, in the case of any Nonemployee Director first elected at an annual meeting of stockholders, in addition to the grant of any option provided for in Section 5(b)."

    Set forth below is the text of the first sentence of Section 6 of the HBO & Company 1993 Stock Option Plan For Nonemployee Directors as proposed to be amended in its entirety:

    "Each grant under Sections 5(b) and 5(c) above shall be evidenced by a Stock Option Agreement in substantially the form of Exhibit A hereto."

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF HBO & COMPANY FOR THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 14, 1996

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1.  To elect nine Directors.

    FOR all nominees listed below         WITHHOLD AUTHORITY to vote for
    (except as instructed below) / /      all nominees listed below  / /

Alfred C. Eckert III, Holcombe T. Green, Jr., Philip A. Incarnati, Alton F. Irby III, Gerald E. Mayo, Charles W. McCall, James V. Napier, Charles E. Thoele, Donald C. Wegmiller.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

- - ------------------------------------------------------------------------------

2. To approve the Amendment of the Certificate of Incorporation to increase authorized shares from 60,000,000 to 250,000,000.

              FOR  /  /        AGAINST  /  /        ABSTAIN  /  /

3. To approve the Amendment to the HBO & Company 1993 Stock Option Plan for Nonemployee Directors to provide an initial grant of options to purchase 12,500 shares to newly-elected Directors.

              FOR  /  /        AGAINST  /  /        ABSTAIN  /  /

4. To approve the Amendment to the HBO & Company 1990 Executive Officer Incentive Plan to increase the number of shares by an additional 1,500,000 shares.

              FOR  /  /        AGAINST  /  /        ABSTAIN  /  /

5. To ratify appointment of Arthur Andersen LLP, as independent public accountants.

              FOR  /  /        AGAINST  /  /        ABSTAIN  /  /

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby appoints Holcombe T. Green, Jr. and James A. Gilbert, or either of them, with full power of substitution as proxy holders to represent and to vote as designated on the reverse hereof, the Common Stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 1996, or any postponement of adjournment thereof.


                                        _____________________________________
                                              Signature of Stockholder

                                        _____________________________________
                                              Signature of Stockholder

                                        Dated _________________________, 1996
                                        IMPORTANT: Sign exactly as your name
                                        appears at left. Give full title of
                                        executor, administrator, trustee,
                                        guardian, etc. Joint owners should
                                        each sign personally.